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                                                                    Exhibit 5(e)

                                     FORM OF
                                   SCHEDULE A
                                   AMENDED [ ]



FUND                                                         FUND EFFECTIVE DATE
----                                                         -------------------
Schwab California Municipal Money Fund                       NOVEMBER 5, 1990
(formerly Schwab California Tax-Exempt Money Fund)
Schwab U.S. Treasury Money Fund                              NOVEMBER 5, 1991
Schwab Value Advantage Money Fund                            FEBRUARY 7, 1992
Schwab Institutional Advantage Money Fund                    NOVEMBER 26, 1993
Schwab Retirement Money Fund                                 NOVEMBER 26, 1993
Schwab New York Municipal Money Fund                         NOVEMBER 10, 1994
(formerly Schwab New York Tax-Exempt Money Fund)
Schwab Government Cash Reserves Fund                         OCTOBER 20, 1997
Schwab New Jersey Municipal Money Fund                       JANUARY 20, 1998
Schwab Pennsylvania Municipal Money Fund                     JANUARY 20, 1998


                                    THE CHARLES SCHWAB FAMILY OF FUNDS

                                    By:    _____________________________________
                                    Name:  William J. Klipp
                                    Title: Executive Vice President and Chief
                                           Operating Officer

                                    CHARLES SCHWAB & CO., INC.

                                    By:    _____________________________________
                                    Name:  Colleen M. Hummer
                                    Title: Senior Vice President